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                             RADNET MANAGEMENT, INC.


                       NOTE AND WARRANT PURCHASE AGREEMENT





                          Dated as of December 29, 2000




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                       NOTE AND WARRANT PURCHASE AGREEMENT

         This NOTE AND WARRANT PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 29, 2000, by and among PRIMEDEX HEALTH SYSTEMS, INC, a New York corporation ("PRIMEDEX"), RADNET MANAGEMENT, INC., a California corporation and a wholly-owned subsidiary of Primedex (the "COMPANY"), and General Electric Company, a New York corporation (together with its successors and assigns, the "PURCHASER").

                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, the Company acknowledges that it and one of its Affiliates are indebted to the Purchaser in an aggregate amount of $3,130,296.80 as of the date hereof pursuant to two promissory notes, each dated as of May 19, 1998 (such promissory notes, the "EXISTING NOTES"); and

         WHEREAS, the Company acknowledges that it is also indebted to the Purchaser in an aggregate amount of approximately $38,000,000 as of the date hereof pursuant to financing transactions other than the Existing Notes (including, without limitation, equipment leases) (the "OTHER GE INDEBTEDNESS"); and

         WHEREAS, the parties hereto desire to restructure the entire indebtedness represented by the Existing Notes and the Company desires to confirm the Other GE Indebtedness; and

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Purchaser agrees to cancel the Existing Notes and that the Company's obligations to repay the indebtedness represented by the Existing Notes shall be satisfied in exchange for (a) a promissory note in the principal amount of $3,130,296.80 issued and sold by the Company to the Purchaser, in the form attached hereto as EXHIBIT A (the "NEW NOTE") AND (b) a warrant to purchase 778,655 shares of the common stock of Primedex at a purchase price of One Dollar ($1.00) per share issued by Primedex to the Company, in the form attached hereto as EXHIBIT B (the "WARRANT").

                                A G R E E M E N T
                                - - - - - - - - -

         NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

         1.1. INTERPRETATION. For all purposes of this Agreement and the New Note, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article and elsewhere in this Agreement include the plural as well as the singular;

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles that are consistently applied and, except as otherwise herein expressly provided; and

                  (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         1.2. DEFINITIONS. Capitalized terms used herein shall have the meanings ascribed to such terms as set forth in EXHIBIT C hereto.

                                   ARTICLE II

                       DESCRIPTION OF NEW NOTE AND WARRANT

         2.1. DESCRIPTION OF NEW NOTE. The Company shall authorize the issuance and sale of the New Note, which New Note shall be dated as of December 1, 2000, shall be issued on the Closing Date and shall bear interest at the rate set forth in the Note. The entire unpaid principal amount of the New Note, together with all interest thereon and any other sum payable under the New Note, shall be due and payable in full on December 1, 2005 (the "MATURITY DATE"). The New Note is not subject to prepayment or redemption at the option of the Company prior to the Maturity Date except on the terms and conditions set forth in Sections 2.3,
2.4 and 2.5 of this Agreement.

         2.2.     WARRANT TO PURCHASE PRIMEDEX COMMON STOCK.

                  (a) In consideration of, and as an inducement to, the Purchaser's purchase of the New Note, Primedex agrees to deliver to the Purchaser on the Closing Date (as defined below) the Warrant. The Warrant shall be dated the date of its issuance and shall be exerciseable in the manner provided therein for a number of shares of the common stock of Primedex as provided therein (the "WARRANT SHARES"). The number of Warrant Shares issuable upon exercise of the Warrant is subject to adjustment in the manner and on the terms and subject to the conditions set forth in the Warrant.

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                  (b) The regulations of the Internal Revenue Service now in effect require a determination of the value of the Warrant being delivered hereunder. Accordingly, it is therefore agreed by Primedex and the Purchaser that for federal income tax purposes the amount of the issue price allocated to the Warrant to be issued to the Purchaser is $0.00 in the aggregate, which shall be the value ascribed to the Warrant by Primedex, the Purchaser and any subsequent holder of the New Note and/or the Warrant for all purposes, including the preparation of tax returns and the preparation of the financial statements of Primedex.

         2.3. OPTIONAL PREPAYMENT. The Company may, at any time on or prior to the Maturity Date, prepay the New Note in whole or from time to time in part (any such partial prepayment to be made in a minimum aggregate amount of $1,000,000), which prepayment shall include all interest accrued thereon to the Prepayment Date (as hereinafter defined).

         2.4. NOTICE OF PREPAYMENT OF NEW NOTE. In the event that the Company intends to effect any prepayment pursuant to Section 2.3 hereof, the Company shall notify the Purchaser in writing of any date set for prepayment (a "PREPAYMENT DATE") at least five (5) business days but not more than thirty (30) days prior to such Prepayment Date. Once notice of such contemplated prepayment is sent or mailed, the New Note shall become due and payable on such Prepayment Date. On such Prepayment Date, such New Note shall be paid in full plus accrued interest, if any, to the Prepayment Date and immediately after such payment, the Purchaser shall surrender the New Note to the Company and, if any portion of any such New Note remains unpaid, the Company shall issue to the Purchaser a new New Note representing such unpaid principal amount.

         2.5. RESTRICTIONS ON OPTIONAL PREPAYMENTS. Notwithstanding anything in this Agreement to the contrary, the Company may not make any optional prepayment on the New Note, whether pursuant to Section 2.4 or otherwise, and whether in whole or in part, if such prepayment would result in a Default or an Event of Default.

         2.6. METHOD OF PAYMENT ON NEW NOTE. The principal of and interest on the New Note shall be payable in lawful currency of the United States by check at the principal office of the Purchaser or, at the Purchaser's option, by wire transfer in immediately available funds to the account or accounts previously designated in writing by the Purchaser at least three (3) business days prior to the due date.

                                   ARTICLE III

                     CLOSING; REPRESENTATIONS AND WARRANTIES

          3.1.    CLOSING.

                  (a) Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth (i) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the New Note on the Closing Date (as hereinafter defined),
(ii) Primedex shall deliver to the Purchaser, in consideration for the purchase

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of the New Note from the Company, the Warrant on the Closing Date and (iii) the
Purchaser shall cancel the Existing Notes.

                  (b) Delivery of the New Note and Warrant will be made at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California, against the cancellation by the Purchaser of the Existing Notes at 12:00 P.M., local time, on December 29, 2000 or such later date (not later than January 15, 2001) as shall mutually be agreed upon by parties hereto (the "CLOSING DATE"). The New Note shall be delivered to the Purchaser in the form of a single registered promissory note for the full amount of the Purchaser's purchase (unless different denominations are specified by the Purchaser), registered in the Purchaser's name or in the name of its nominee, all as the Purchaser may specify at any time prior to the Closing Date. The Warrant shall be delivered to the Purchaser in the form of a single warrant (unless otherwise specified by the Purchaser), registered in the name of the Purchaser or in the name of its nominee, all as the Purchaser may specify at any time prior to the Closing Date.

         3.2. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The Purchaser shall not be obligated to purchase any New Note on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to the Purchaser, or waived in writing by the Purchaser:

                  (a) EXECUTION AND DELIVERY OF DOCUMENTS. This Agreement or counterparts hereof, the New Note and the Warrant shall have been duly executed by, and delivered to, each of the parties thereto; and the Purchaser shall have received such documents, instruments, agreements and legal opinions as the Purchaser shall reasonably request in connection with the transactions contemplated by this Agreement.

                  (b) APPROVALS. The Purchaser shall have received (i) satisfactory evidence that the Company and Primedex have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the transactions contemplated hereby or (ii) a certificate signed by a Responsible Officer of each of the Company and Primedex, in form and substance reasonably satisfactory to the Purchaser, certifying that no such consents or approvals are required.

                  (d) NO MATERIAL ADVERSE CHANGE. Since July 31, 2000, there shall have been no material adverse change in the business, assets, operations, prospects or financial or other condition of the Company or Primedex, individually or in the aggregate, including without limitation any such material adverse change in the industry in which the Company or Primedex operate.

                  (e) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company and Primedex contained herein shall be true and correct as of such date, except to the extent that such representation or warranty expressly relates to an earlier date.

                  (f) NO DEFAULT. No Default or Event of Default has occurred and is continuing or would result after giving effect to transactions contemplated hereby.

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                  (g) CLOSING CERTIFICATES. The Purchaser shall have received certificates dated the Closing Date, signed on behalf of Primedex by a Responsible Officer of Primedex and on behalf of the Company by a Responsible Officer of the Company, the truth and accuracy of which shall be a condition to the Purchaser's obligation to purchase the New Note and certifying that (i) the representations and warranties of Primedex and the Company set forth herein are true and correct on and as of the Closing Date, except to the extent that such representation or warranty expressly relates to an earlier date, (ii) Primedex and the Company have performed all of their obligations hereunder which are to be performed contemporaneously with or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

                  (h) EXISTENCE AND AUTHORITY OF THE COMPANY AND PRIMEDEX. On or prior to the Closing Date, the Purchaser shall have received, in form and substance reasonably satisfactory to them, such documents and evidence with respect to each of the Company and Primedex as the Purchaser may reasonably request in order to establish the existence and good standing of each of the Company and Primedex and the authorization of the transactions contemplated by this Agreement.

                  (i) SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         3.3. REPRESENTATIONS AND WARRANTIES OF PRIMEDEX AND THE COMPANY. To induce the Purchaser to enter into and perform this Agreement, Primedex and the Company, jointly and severally, represent and warrant to the Purchaser, each and all of such representations and warranties shall survive the execution and delivery of this Agreement.

                  (a) The Company is a corporation validly existing and in good standing under the laws of the state of California, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

                  (b) Primedex is a corporation validly existing and in good standing under the laws of the state of New York, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

                  (c) The New Note has been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will be the legal, valid and binding obligation of the Company, entitled to the benefits provided by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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                  (d) This Agreement and the Warrant have been duly authorized and, upon the execution and delivery thereof, will be the legal, valid and binding obligations of Primedex, enforceable against Primedex in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (e) The issuance and sale of the New Note and the Warrant and the compliance by Primedex and the Company with all of the provisions of the New Note, the Warrant and this Agreement, and the consummation of the transactions herein and therein contemplated will not (a) constitute a violation (with or without the giving of notice or lapse of time or both) of any provision of any domestic or foreign law applicable to the Company or Primedex, (b) require any consent, approval or authorization of, or notice to, any person, corporation, partnership, domestic or foreign governmental authority or other organization or entity, (c) result in a breach or default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company or Primedex is a party or by which the Company or Primedex is bound or to which any of its assets are subject, (d) result in the imposition or creation of any Lien upon any assets owned or used by the Company or Primedex or (e) conflict with or result in a breach of or constitute a default under any provision of the charter or bylaws of either the Company or Primedex.

         3.4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. To induce the Company and Primedex to enter into and perform this Agreement, the Purchaser represents and warrants to the Company and Primedex as of the date hereof that the Purchaser is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

                                   ARTICLE IV

                                    COVENANTS

         From and after the Closing Date and for so long as any amount remains unpaid on the New Note:

         4.1.     PAYMENT OF NEW NOTE.

                  (a) The Company shall promptly pay the principal of and interest on the New Note on the date and in the manner provided herein and in the New Note.

                  (b) The Company shall pay interest on overdue principal of and on overdue installments of interest on the New Note in the manner provided in the New Note.

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         4.2. COMPLIANCE WITH LAWS. Each of the Company and Primedex will comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses.

         4.3. CORPORATE EXISTENCE, ETC. Each of the Company and Primedex will at all times preserve and keep in full force and effect its corporate existence and all of their respective rights and franchises.

         4.4. NOTICE OF DEFAULT. The Company will furnish to the Purchaser, within two (2) business days following the date in which the Company or Primedex becomes aware of the existence of any condition or event which constitutes a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which the Company and/or Primedex is taking or proposes to take with respect thereto. In addition, in the event the Company fails to pay any Indebtedness when due, the Company will promptly (and in any event within two (2) business days thereof) give written notice thereof to the Purchaser specifying in reasonable detail the relevant facts with respect thereto.

         4.5. AUTHORIZATIONS AND APPROVALS. The Company will promptly make or obtain, from time to time at its own expense, all such governmental notices, filings, licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with obligations hereunder and under the New Note.

         4.6. VISITS AND INSPECTIONS. The Company shall permit representatives of the Purchaser (so long as no Default or Event of Default is in existence, at the expense of the Purchaser), from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the properties of the Company, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants (it being agreed that the Company shall be entitled to be present at any such meeting with its accountants) the Company's business, assets, liabilities, financial condition, business prospects and results of operations.

         4.7. WARRANT PUT. Subject to the terms and conditions hereof and of the Warrant, the Purchaser shall have the right, at its sole and absolute discretion, upon ten (10) days prior written notice to Primedex, to require that Primedex purchase from the Purchaser the Warrant and/or any Warrant Shares then issued to the Purchaser, at any time after the fifth anniversary of the Closing Date at a aggregate price of Two Million Three Hundred Eighty-Seven Thousand Nine Hundred Seventy-Five Dollars ($2,387,975).

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                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

          5.1.    EVENTS OF DEFAULT.  An "EVENT OF DEFAULT" occurs if:

                  (a) the Company defaults in the payment of any amount on the New Note when such amount becomes due and payable; or

                  (b) the Company or Primedex fails to comply with any of the other provisions of this Agreement (other than as specifically provided in the other clauses of this SECTION 5.1) and in each case the failure continues for ten (10) days; or

                  (c) any representation or warranty made by the Company or Primedex herein, or made by the Company or Primedex in any written statement or certificate furnished by the Company or Primedex in connection with the consummation of the issuance and delivery of the New Note and the Warrant or furnished by the Company or Primedex pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (d) a default or an event of default occurs under any instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company or Primedex; or

                  (e) (i) the Company or Primedex shall commence any case, proceeding or other action (A) under any existing or future law or any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or Primedex shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or Primedex any case, proceeding or other action of a nature referred to in clause (i) above which (X) results in the entry of an order for relief or any such adjudication or appointment or (Y) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Company or Primedex any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Company or Primedex shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii) or (iii) above; or (v) the Company or Primedex shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time is entered against

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the Company or Primedex and is not discharged and either (i) an enforcement proceeding has been commenced by a creditor upon such judgment or decree or (ii) there is a period of sixty (60) days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

                  (g) a Change of Control of the Company or Primedex.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          5.2. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 5.1(e)(i) or (ii) with respect to the Company or Primedex) occurs and is continuing, the Purchaser, by notice to the Company, may declare the entire principal of and accrued interest on all the New Note to be due and payable. Upon such a declaration, all such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.1(e)(i) or (ii) with respect to the Company or Primedex occurs and is continuing, then the principal of the New Note shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Purchaser. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) or (f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) or (f) shall be remedied, cured by the Company or Primedex or waived by the holders of the relevant Indebtedness within sixty (60) days after the declaration of acceleration with respect thereto.

          5.3. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

          5.4. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Purchaser to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article V or by law to the Purchaser may be exercised from time to time, and as often as may be deemed expedient, by the Purchaser.

          5.5. WAIVER OF STAY OR EXTENSION LAWS. Each of the Company and Primedex covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of any New Note; and the Company or Primedex (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and

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covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchaser but will suffer and permit the execution of every such power as though no such law had been enacted.

          5.6. WAIVER OF PAST DEFAULTS. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default.

          5.7. RIGHTS OF PURCHASER TO RECEIVE PAYMENT. Notwithstanding any other provision of this Agreement or the New Note, the right of the Purchaser to receive payment of principal of and interest on the New Note held by the Purchaser, on or after the due dates expressed in the New Note, or to bring suit for the enforcement of any such payment on or after such dates, shall not be affected without the consent of the Purchaser.

                                   ARTICLE VI

                              TRANSFER OF NEW NOTE

         6.1. REGISTRATION OF TRANSFER. Subject to compliance with applicable law, upon surrender of the New Note for registration of transfer, the Company shall execute and deliver in exchange therefor a new New Note registered as the Purchaser may request.

                                   ARTICLE VII

                                   TERMINATION

         7.1. TERMINATION. This Agreement may be terminated by the mutual written agreement of each of the parties hereto.

         7.2. LIABILITY. If this Agreement is terminated pursuant to this Article, such termination shall be without liability of any party to any other party, except for any breach by such party of this Agreement or the New Note prior to the date of such termination.

                                  ARTICLE VIII

                                   AMENDMENTS

         8.1. AMENDMENTS. The Company may amend this Agreement or the New Note only with the written consent of the Purchaser.

                                   ARTICLE XI

                                  MISCELLANEOUS

         9.1. NOTICES. All notices and other communications pertaining to this Agreement or any New Note shall be in writing and shall be deemed to have been duly given upon the receipt thereof by the other party. Such notices shall be in

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writing and delivered by hand, confirmed facsimile transmission, or mailed, certified or registered mail with postage prepaid, or sent by overnight courier:

         If to the Purchaser, at

                  General Electric Company
                  20225 Watertower Boulevard #300
                  Brookfield, Wisconsin  53045
                  Attention:  Rick Schueller
                  Telecopier No.:  (262) 798-4530
                  Telephone No.:  (262) 798-4526

                  with copies to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, California  90071
                  Attention:  Linda L. Curtis, Esq.
                  Telecopier No.:  (213) 229-7520
                  Telephone No.:  (213) 229-7000

                  and

                  General Electric Capital Corporation
                  201 High Ridge Road
                  Stamford, Connecticut  06927-5100
                  Attention:  Corporate Counsel-Commercial Finance - Merchant
                              Banking Group
                  Telecopier No.:  (203) 316-7889
                  Telephone No.:  (203) 316-7552

         If to the Company or Primedex, at

                  Radnet Management, Inc.
                  1516 Cotner Avenue
                  Los Angeles, California  90025
                  Attention:  Howard G. Berger, M.D., Chairman
                  Telecopier No.:  (310) 445-2980
                  Telephone No.:  (310) 445-2800

                  With a copies to:

                  Cohen & Lord
                  4720 Lincoln Boulevard #200
                  Marina Del Rey, California  90292
                  Attention:  Jeff Linden, Esq.
                  Telecopier No.:  (310) 821-7828
                  Telephone No.:  (310) 821-1163

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or to such other Person or address as shall be furnished to the other party in writing.

         9.2. PARTIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each subsequent Purchaser and each of their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, firm or corporation, other than the parties hereto and their respective successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, any subsequent Purchaser and their respective successors and assigns, and for the benefit of no other Person, firm or corporation.

         9.3. GOVERNING LAW; FORUM SELECTION; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PARTIES SUBJECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF. ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY NOTE ISSUED PURSUANT HERETO, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, IN THE COUNTY IN WHICH THE CITY OF NEW YORK IS LOCATED OR IN THE UNITED STATES DISTRICT COURT COVERING SUCH COUNTY. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF NEW YORK, IN THE COUNTY IN WHICH THE CITY OF NEW YORK IS LOCATED OR IN THE UNITED STATES DISTRICT COURT COVERING SUCH COUNTY, FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         9.4. WAIVER OF JURY TRIAL. THE COMPANY, PRIMEDEX AND THE PURCHASER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NEW NOTE OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PURCHASER TO PURCHASE THE NEW NOTE.

         9.5. REPLACEMENT NEW NOTE. If any New Note becomes mutilated and is surrendered by the Purchaser to the Company, or if the Purchaser claims that any New Note has been lost, destroyed or wrongfully taken, the Company shall execute a replacement New Note and the Company will deliver to such Purchaser such replacement New Note, upon the affidavit of the Purchaser thereof attesting to such loss, destruction or wrongful taking with respect to such New Note. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement New Note.

         9.6. INTEREST RATE LIMITATION. Notwithstanding anything to the contrary herein, if at any time the interest rate applicable to any New Note or other obligation hereunder, together with all fees, charges and other amounts which are treated as interest on such New Note or obligation under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Purchaser of such New Note in accordance with applicable law, the rate of interest payable in respect of such New Note or other obligation, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such New Note or other obligation but were not payable as a result of the operation of this Section 9.6 shall be cumulated and the interest and Charges payable to the Purchaser of such New Note in respect of any other New Note or obligations hereunder shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Purchaser.

         9.7. SEVERABILITY CLAUSE. In case any provision in this Agreement or any New Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

         9.8. FURTHER ASSURANCES. Each party hereto or person or entity subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person or entity subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         9.9. ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, and the New Note are intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and therein, and supersede all prior agreements and understandings between the parties with respect to such subject matter.

         9.10. HEADINGS. The headings of the Articles and the sections in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         9.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1. INDEMNITY. The Company agrees to (a) reimburse the Purchaser for any costs and expenses (including, without limitation, reasonable attorneys' and paralegals' fees and expenses, with respect to either one outside firm or allocated in-house counsel for the Purchaser) incurred by the Purchaser in connection with defending any suit brought against the Purchaser by the Company or any other Person in connection with the transactions contemplated by this Agreement, and (b) indemnify and hold the Purchaser, its Affiliates and their respective officers, directors, trustees, employees, partners, attorneys and agents (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, incurred by the Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by any Person, whether threatened or initiated, asserting any claim for legal or equitable remedy against any Person under any statute or regulation (including, without limitation, any federal or state securities or commercial laws or under any common law or equitable cause or otherwise) or common law principles arising from or in connection with the past, present or future operations of the Company, its Subsidiaries or their respective predecessors in interest, in any way arising from or in connection with the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Agreement or any other document executed in connection herewith; PROVIDED, HOWEVER, that the Company shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any Indemnitee seeking such indemnification. To the extent that the indemnity set forth in this Section 10.1 may be unenforceable because it is violative of any law or public policy, the Company shall pay the maximum portion which it is permitted to pay under applicable law. Any Indemnitee will promptly notify the Company of the commencement of any legal proceeding which may give rise to any indemnified liability under the foregoing indemnity and shall permit the Company to participate in the defense of such Indemnitee in any such proceeding; PROVIDED, HOWEVER, that if any Indemnitee fails to provide prompt notice to the Company of any legal proceeding, such Indemnitee shall nevertheless be entitled to be indemnified under this Article X to the extent (but only to the extent) that the Indemnitee can establish that the Company has not been materially prejudiced by the time elapsed. The foregoing indemnity shall survive the repayment of the New Note and the termination of this Agreement.

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                                       14

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                        RADNET MANAGEMENT, INC.


                                        By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                        PRIMEDEX HEALTH SYSTEMS, INC.


                                        By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                        GENERAL ELECTRIC COMPANY


                                        By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                       15